SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

NATHAN’S FAMOUS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NATHAN’S FAMOUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
September 14, 2010

To our Stockholders:

The Annual Meeting of Stockholders of NATHAN’S FAMOUS, INC., will be held on Tuesday, September 14, 2010, at our offices located at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753, at 10:00 a.m. At the meeting, you will be asked to vote on:

1.	The election of nine directors to the Board of Directors;
2.	The adoption of the Company’s 2010 Stock Incentive Plan; and
3.	Ratification of the appointment of Grant Thornton LLP as auditors of Nathan’s Famous for fiscal 2011.

Action will also be taken on any other matters that properly come before the meeting. If you are a stockholder of record at the close of business on July 16, 2010, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about July 23, 2010.

Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

By Order of the Board of Directors,

Ronald G. DeVos
Secretary

Jericho, New York
July 23, 2010

NATHAN’S FAMOUS, INC.
One Jericho Plaza
Jericho, New York 11753

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, September 14, 2010

Our annual meeting of stockholders will be held on Tuesday, September 14, 2010, at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753, at 10:00 a.m.

Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for the Board, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to stockholders on or about July 23, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 14, 2010. This proxy statement, the proxy card and annual report are available at
http://phx.corporate-ir.net/phoenix.zhtml?c=113414&p=proxy.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for

•	the election of nine directors for a term of one year or until their successors are elected and qualified.
•	the adoption of the Company’s 2010 Stock Incentive Plan.
•	the ratification of the appointment of Grant Thornton LLP as our auditors for fiscal 2011.

In addition, our management will report on our performance during fiscal 2010 and respond to your questions.

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of July 16, 2010, must be present at the meeting, in person or by proxy. This is referred to as a quorum. On July 16, 2010, we had 5,494,448 shares issued and outstanding, excluding treasury shares.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on July 16, 2010. Each share of stock is entitled to one vote.

How do I vote?

You can vote in two ways:

1.	By attending the meeting; or
2.	By completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the adoption of the 2010 Stock Incentive Plan and FOR the ratification of the appointment of Grant Thornton LLP.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 800-937-5449.

Will my shares be voted if I do not provide my proxy?

Yes, on certain items, if they are held in a brokerage account. Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares, which are referred to as “broker non-votes,” on certain routine matters. Brokerage firms do not have the authority to vote your shares on non-routine matters, such as the election of directors and the adoption of the 2010 Stock Incentive Plan. When a brokerage firm votes its customers’ unvoted shares, these shares are also counted for purposes of establishing a quorum. Shares represented by broker non-votes will be counted as voted by the brokerage firm for the ratification of the appointment of Grant Thornton LLP as our auditors for fiscal 2011. Please see the next question for information regarding the vote required to approve the matters being considered at the Annual Meeting and the treatment of broker non-votes.

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

What vote is required to approve each of the matters to be considered at the meeting and how are the votes counted?

Proposal 1: Election of Directors:  Directors are elected by a plurality of the votes cast. “Plurality” means that the nine individuals who receive the highest number of votes will be elected as directors. Abstentions will have no effect on the voting outcome with respect to the election of directors. You may vote either FOR or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. For this proposal, brokerage firms do not have authority to vote shares of their customers that are held in “street name.” Therefore, any shares not voted by a customer will be treated as broker non-votes, and broker non-votes will have no effect on the results of the election of directors.

Proposal 2: Adoption of the 2010 Stock Incentive Plan:  To be approved, this proposed adoption of the 2010 Stock Incentive Plan must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote. For this proposal, brokerage firms do not have the authority to vote shares of their customers that are held in “street name.” Therefore, any shares not voted by a customer will be treated as broker non-votes, and broker non-votes will have no effect on the outcome of this proposal.

Proposal 3: Ratification of Independent Registered Public Accounting Firm:  To be approved, this proposal to ratify our selection of an independent registered public accounting firm must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote. For this proposal, brokerage firms have authority to vote shares of their customers that are held in “street name.” If a broker does not exercise this authority, the resulting broker non-votes will have no effect on the outcome of this proposal.

Who will count the votes?

Representatives of American Stock Transfer & Trust Company, the transfer agent for our common stock, will tabulate the votes.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Certificate of Incorporation presently provides for a Board of Directors consisting of not less than three or more than twenty-seven directors. Directors are elected to a one-year term at each annual meeting of stockholders. Our Board of Directors now consists of nine directors, as set forth below, each of whom has consented to be nominated and to serve if elected.

Name	Age	Principal Occupation	Director Since
Robert J. Eide(1)(2)(3)	57	Chairman and Chief Executive Officer – Aegis Capital Corp.	1987
Eric Gatoff	41	Chief Executive Officer – Nathan’s	2005
Brian S. Genson(1)(2)(3)	61	President – F1Collectors.com	1999
Barry Leistner(1)(2)	59	President and Chief Executive Officer – Koenig Iron Works, Inc.	1989
Howard M. Lorber	61	President and Chief Executive Officer – Vector Group Ltd. Executive Chairman of the Board of Nathan’s	1987
Wayne Norbitz	62	President, Chief Operating Officer of Nathan’s	1989
Donald L. Perlyn	67	Executive Vice President – Nathan’s	1999
A. F. Petrocelli(3)	66	President, Chief Executive Officer and Chairman of the Board – United Capital Corp.	1993
Charles Raich(3)	67	Managing Partner – Raich Ende Malter & Co., LLP	2004

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.

Unless you indicate otherwise, shares represented by executed proxies will be voted FOR the election as directors of the persons listed above. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

If for some reason one of our nominees is unable to serve, the Nominating Committee may recommend, and the Board may propose, a substitute nominee at the annual meeting and the proxies identified on the proxy card will vote to approve the election of the substitute nominee. If substitute nominees are proposed, we will, in full compliance with all applicable state and federal laws and regulations, file an amended proxy statement and proxy card that, as applicable, (1) identifies the substitute nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees.

Director Qualifications

Our Board of Directors, acting through our Nominating Committee, is responsible for nominating a slate of director nominees that collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a board. We believe that each of our nominees has the necessary professional experience to provide effective oversight of the Company’s business. We also believe each of our nominees has other attributes necessary to create an effective board, such as high personal and professional ethics, integrity and values; practical wisdom and judgment; and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that we believe qualify each individual to serve as a director of Nathan’s.

Director Biographies

The following is a brief account of our directors’ business experience:

Robert J. Eide has been the Chairman and Chief Executive Officer of Aegis Capital Corp., a registered broker-dealer, since 1984. Mr. Eide has been a director of Vector Group Ltd. and VGR Holding, Inc., since November 1993. Mr. Eide also serves as a director of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm. The Board determined that Mr. Eide should continue to serve as a director due to his financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.

Eric Gatoff has been our Chief Executive Officer since January 2007. Prior to becoming our Chief Executive Officer, he was Vice President and Corporate Counsel from October 2003. Prior to joining us, Mr. Gatoff was a partner at Grubman, Indursky & Schindler, P.C., a law firm specializing in intellectual property, media and entertainment law. Mr. Gatoff is a member of the New York State Bar Association and holds a B.B.A. in Finance from George Washington University and a J.D. from Fordham University School of Law. The Board determined that Mr. Gatoff should continue to serve as a director due to the knowledge and managerial experience he has attained serving as our general counsel from 2003 and as our Chief Executive Officer since 2007, as well as his service as a director of the Company.

Brian S. Genson has been President of F1Collectors.com, a company engaged in the motor sport business, since 1989. Mr. Genson has been a director of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm, since 2004. Mr. Genson was also responsible for introducing Ben and Jerry’s Ice Cream Company to the Japanese market. Mr. Genson previously served as a director of Nathan’s from 1987 to 1989. The Board determined that Mr. Genson should continue to serve as a director due to his managerial experience and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.

Barry Leistner has been President and Chief Executive Officer of Koenig Iron Works, Inc., a company engaged in the fabrication and erection of structural steel, since 1979. Mr. Leistner is also engaged in general construction and real estate development in New York. The Board determined that Mr. Leistner should continue to serve as a director due to his managerial experience, his experience in real estate development and construction, which is relevant to the Company’s restaurant operations, and the knowledge and experience he has attained through his service as a director of the Company.

Howard M. Lorber has been Executive Chairman of the Board since January 2007 and a director since 1987. Mr. Lorber also served as our Chairman of the Board from 1990 through December 2006 and as Chief Executive Officer from 1993 until December 2006. Mr. Lorber has been President and Chief Executive Officer of Vector Group Ltd., a holding company, since January 2006 and a director since January 2001 and was President and Chief Operating Officer from January 2001 to December 2005. Mr. Lorber has been Vice Chairman of the Board of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm, since May 2001, a director of Borders Group, an international bookseller, since June 2010 and a director of United Capital Corp., a manufacturing and real estate company, since May 1991. He is also a trustee of Long Island University and Babson College. The Board determined that Mr. Lorber should continue to serve as a director due to the knowledge and managerial experience he has attained serving as our Chief Executive Officer from 1993 through 2007 and as Executive Chairman since 2007, which brings historic knowledge and continuity to the Board, as well as the experience he has attained through his service as a director of other publicly-traded corporations.

Wayne Norbitz has been an employee since 1975 and has been our President since October 1989. He previously held the positions of Director of Operations, Vice President of Operations, Senior Vice President of Operations and Executive Vice President. Prior to joining us, Mr. Norbitz held the position of Director of Operations of Wetson’s Corporation. Mr. Norbitz is also a member of the Board of Directors of the Long Island Community Chest. The Board determined that Mr. Norbitz should continue to serve as a director due to the knowledge and managerial experience he has attained serving as one of our executive officers in various capacities since October 1989, which brings historic knowledge and continuity to the Board.

Donald L. Perlyn has been an Executive Vice President since September 2000. Prior to our merger with Miami Subs Corporation, Mr. Perlyn was a member of Miami Subs’ board of directors. In July 1998, Mr. Perlyn was appointed President and Chief Operating Officer of Miami Subs and continued to serve in that capacity until our sale of Miami Subs in June 2007. From September 1990 to July 1998, Mr. Perlyn held various other positions at Miami Subs, and between August 1990 and December 1991, he was Senior Vice President of Franchising and Development for QSR, Inc., one of Miami Subs’ predecessors and an affiliate. The Board determined that Mr. Perlyn should continue to serve as a director due to the knowledge and managerial experience he has attained serving as one of our executive officers since September 2000, as well as his experience as an officer of other companies in the fast food industry.

A. F. Petrocelli has been the Chairman of the Board, President and Chief Executive Officer of United Capital Corp., a company engaged in the ownership and management of real estate and the manufacture and sale of engineered products, since 1981. He was a director of the Boyar Value Fund, Inc., a public mutual fund, from 1997 to 2007. The Board determined that Mr. Petrocelli should continue to serve as a director due to his managerial experience, his experience in the real estate industry, which is relevant to the Company’s restaurant operations and the knowledge and experience he has attained through his service as a director of the Company and as a director of other publicly-traded corporations.

Charles Raich has been the Managing Partner for more than the past five years of Raich Ende Malter & Co., LLP, a registered public accounting firm, which he founded in 1972. His early career included positions at both Lybrand, Ross Brothers and Montgomery and Gruntal & Co. Mr. Raich is a graduate of Hofstra University and is a certified public accountant. The Board determined that Mr. Raich should continue to serve as a director due to his financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director of the Company.

Board Recommendation

The Board of Directors recommends a vote FOR each of the directors listed above.

CORPORATE GOVERNANCE

Board Leadership

The Executive Chairman of the Board is Howard Lorber. The Chairman and Chief Executive Officer roles are split, and Eric Gatoff serves as Chief Executive Officer. As the former Chief Executive Officer, the Executive Chairman of the Board provides guidance to the Chief Executive Officer with respect to strategic initiatives. The Executive Chairman also approves the agenda for Board meetings and leads the Board in its discussions. The Chief Executive Officer is responsible for implementing the Company’s strategic and operating objectives and day-to-day decision-making related to such implementation. The Board believes that the separation of the offices of Executive Chairman and Chief Executive Officer is appropriate at this time as it allows Mr. Gatoff to focus primarily on his management responsibilities. Unless invited, none of our management directors (consisting of Messrs. Lorber, Gatoff, Norbitz and Perlyn) participates in sessions of non-management directors. Our non-management directors meet at least twice annually in executive session without management. Typically, our non-management directors also have informal meetings without management in conjunction with our regular Audit or Board meetings. In addition, we have designated a Lead Independent Director (A.F. Petrocelli), who is expected to lead sessions of, and facilitate communications among, our non-employee directors.

The Board currently has three standing committees (Audit, Compensation and Nominating) that are chaired and composed entirely of independent directors. Given the role and scope of authority of these committees, and that a majority of the Board is composed of independent directors, the Board believes that its leadership structure, with the Chairman of the Board leading Board discussions, and the Lead Independent Director leading non-management executive sessions, is appropriate.

Our Board of Directors is our Company’s ultimate decision-making body except with respect to those matters reserved to the stockholders. Our Board selects our senior management team, which is charged with the conduct of our business. Having selected our senior management team, our Board acts as an advisor and counselor to senior management and oversees its performance.

Code of Ethics

Our Board of Directors has adopted a Financial Officer Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and all other members of the Company’s Finance Department. This Code of Ethics is posted on the Company’s website within a broader Code of Business Conduct and Ethics at www.nathansfamous.com in the Investor Relations section. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or a waiver from, the provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of such provision of our Code of Ethics by posting such information on our website within four business days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed.

Risk Oversight

As part of its oversight functions, the Board of Directors is responsible for oversight of risk management at the Company. Responsibility for oversight of risk management is delegated from the Board to the Audit Committee, which reviews with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Compensation Committee, as described in the Compensation Discussion and Analysis, separately reviewed the compensation program with respect to incentives for risk-taking by employees.

Director Independence

The Board of Directors has determined that each of Messrs. Eide, Genson, Leistner, Petrocelli and Raich are independent in accordance with NASDAQ rules. To determine independence, the Board of Directors adopted and applied the categorical standards of independence included in NASDAQ Listing Rule 5605(a)(2), which include a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company.

Board of Directors and Committee Meetings

There were eight meetings of the Board of Directors during the fiscal year ended March 28, 2010. Each director attended at least 75% of the meetings of the Board of Directors and the committees thereof on which he served.

Our Board of Directors currently has three standing committees: the Audit Committee (established in accordance with Section 3(a)(58)(A) of the Exchange Act), the Compensation Committee and the Nominating Committee. Each director who served on these committees during fiscal 2010 met the criteria for independence as that term is defined by the Securities and Exchange Commission and The NASDAQ Stock Market LLC. We select independent directors as members of these committees with the expectation that they will be free of relationships that might interfere with their exercise of independent judgment.

Audit Committee

For the fiscal year ended March 28, 2010, there were six meetings of the Audit Committee. Two of the directors who were members of the Audit Committee attended all of the Audit Committee meetings during such fiscal year, the remaining director attended five of the meetings. Our Audit Committee is involved in

•	discussions with our independent public accountants with respect to the scope and results of our year-end audit, our internal accounting controls and the professional services furnished to us by the independent auditors
•	the review of the adequacy and effectiveness of our internal controls over financial reporting. See “Audit Committee Report.”

In addition, our Audit Committee focuses on the qualitative aspects of our financial reporting to stockholders and on our processes to manage business and financial risk. Our independent registered public accounting firm reports directly and is held accountable to the Audit Committee in connection with the audit of our annual financial statements and related services. Our Audit Committee has sole authority over the appointment, compensation and oversight of the work of the independent registered public accounting firm, and where appropriate, the replacement of the independent registered public accounting firm.

The members of our Audit Committee are Robert Eide (Chairman), Brian Genson and Barry Leistner. A copy of our Audit Committee Charter is available on our website at www.nathansfamous.com.

We currently do not have an “audit committee financial expert.” Nevertheless, the Audit Committee has available to it the financial education and experience of Charles Raich, an independent director under NASDAQ listing standards, to perform the functions of an audit committee financial expert. Mr. Raich has the financial education and experience necessary to qualify as an “audit committee financial expert”; however, Mr. Raich is ineligible to serve on the Audit Committee because, as the managing partner of Raich Ende Malter & Co., LLP, an independent public accounting firm which received fees from Nathan’s in respect of tax services (an aggregate of approximately $149,000 in fiscal 2010), Mr. Raich is deemed to receive indirect compensation from Nathan’s. Due to his receipt of indirect compensation, Mr. Raich is not “independent” for the purposes of Securities Exchange Act Rule 10A-3.

Compensation Committee

For the fiscal year ended March 28, 2010, there were two meetings of the Compensation Committee. Each of the members of the Compensation Committee attended all of the meetings. Our Compensation Committee

•	reviews the performance of our executive officers
•	reviews compensation programs for our officers and key employees, including cash bonus levels and grants under our stock option and incentive plans. See “Compensation Discussion and Analysis” and “Compensation Committee Report”
•	reviews director compensation

Pursuant to its charter, the Compensation Committee has the ability to delegate its authority to subcommittees, although to date it has not done so.

The members of the Compensation Committee are Robert Eide (Chairman), Brian Genson and Barry Leistner. A copy of our Compensation Committee Charter is available on our website at www.nathansfamous.com.

Nominating Committee

For the fiscal year ended March 28, 2010, there were two meetings of the Nominating Committee. Our Nominating Committee is responsible for

•	reviewing suggestions of candidates for director made by directors, stockholders, management and others
•	making recommendations to the Board regarding the composition of the Board
•	nomination of individual candidates for election to the Board
•	considering nominee recommendations made by stockholders provided that the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with the procedures set forth below under “Stockholder Nominees for Director.”

In fulfilling its responsibilities for identifying and evaluating nominees for director, the Nominating Committee takes into account the prior experience of director nominees and its application to their responsibilities as a director of Nathan’s; however, there are no stated minimum qualifications for director nominees.

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses. The Company’s policy is to have at least a majority of directors qualify as “independent” under the listing requirements of NASDAQ.

The members of the Nominating Committee are A.F. Petrocelli (Chairman), Brian Genson, Robert Eide and Charles Raich. A copy of our Nominating Committee Charter is available on our website at www.nathansfamous.com.

In addition, all of our independent directors met informally in conjunction with each regularly scheduled Board of Directors meeting and also met in a formal executive session once during our fiscal year ended March 28, 2010.

Director Attendance at Annual Meetings

Our Board of Directors encourages director attendance at our Annual Meetings of Stockholders. All of the Company’s nine directors attended last year’s Annual Meeting.

Stockholder Nominees for Director

Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. Pursuant to our by-laws, in order to be timely, the notice must be delivered

•	in the case of an annual meeting, not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if we did not hold an annual meeting or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us; and

•	in the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be received not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

The stockholder’s notice to the Secretary must set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his name, age, business address and residence address, (b) his principal occupation and employment, (c) the number of shares of common stock of Nathan’s which are owned beneficially or of record by him and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his name and record address and (b) the number of shares of Nathan’s common stock which are owned beneficially or of record by him. The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Policy For Stockholder Communications

Mail can be addressed to directors in care of the Office of the Secretary, Nathan’s Famous, Inc., One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to each of the non-employee directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Executive Chairman of the Board.

Certain Relationships and Related Persons Transactions

In July 2007, the Board adopted written Related Person Transaction Policies and Procedures, which were revised in July 2009 (as revised, the “Related Person Policy”). The Related Person Policy covers transactions with the Company where the Related Person (a term that includes executive officers, directors, director nominees, holders of 5% or more of the Company’s stock (a “Significant Stockholder”) and immediate family members of the foregoing) had, has or will have a direct or indirect material interest and the amount involved meets or exceeds the minimum threshold for disclosure in the Company’s proxy statement under relevant Securities and Exchange Commission rules, which is currently $120,000. Pursuant to the Related Person Policy, all transactions that are subject to the policy must be approved or ratified by our Audit Committee.

The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the Related Person, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director and whether the transaction is material, among other considerations. Under the Related Person Policy, the Audit Committee has considered and exempted certain transactions from the application of the Related Person Policy, as follows: (1) Interests arising only from the Related Person’s position as a director of another corporation or organization that is a party to the transaction; (2) Interests arising only from the direct or indirect ownership by the Related Person and all other Related Persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction; (3) Interests arising from both the position and ownership level described in (1) and (2) above; (4) Interests arising solely from the Related Person’s position as an executive officer or employee of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the Related Person and all other Related Persons own in the aggregate less than a 10% equity interest in such entity, (b) the Related Person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with the Company and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated net sales of the recipient; (5) Interests arising solely from the ownership of a class of the Company’s equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis; (6) A transaction that involves compensation to an executive officer if the compensation has been approved by the Compensation Committee of the Board or recommended to the Board for approval by the Compensation Committee of the Board and then approved by the Board; (7) A transaction that involves compensation to a director for services as a director of the Company if such compensation will be reported pursuant to Item 402(k) of Regulation S-K; (8) A transaction that is specifically contemplated by provisions of the certificate of incorporation or by-laws of the Company; (9) Interests arising solely from indebtedness of a Significant Stockholder or an immediate family member of a Significant Stockholder to the Company; (10) A transaction where the rates or charges involved in the transaction are determined by competitive bids; (11) A transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority; or (12) A transaction that involves services as a bank depositary of funds, transfer agent registrar, trustee under a trust indenture, or similar services in accordance with certain SEC rules, including the employment of executive officers on terms approved by the Compensation Committee and the payment of compensation to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission.

In the event that prior approval is not feasible, the Related Person Policy provides that a transaction may be ratified by the Audit Committee as soon as reasonably practicable following the date of the transaction. On an annual basis, the Audit Committee is required to review all subsequent and previously approved or ratified related-party transactions that remain ongoing to determine whether they should continue.

To identify related-party transactions, each year we require our directors and officers to complete Director and Officer Questionnaires which, among other things, require each of them to identify any transactions with us in which the officer or director or their family members have an interest; we post the Related Person Policy on our website; we will periodically distribute the Related Person Policy to our executive officers, directors and nominees; and we will periodically make internal inquiries regarding Company relationships with known entities that qualify as related parties. In fiscal 2010, Raich Ende Malter & Co., LLP, of which Mr. Raich is managing partner, provided tax services resulting in fees of approximately $149,000. Based on his equity interest in Raich Ende Malter & Co., LLP, Mr. Raich may be deemed to have an interest in 39.6% of the amount paid to that firm (approximately $59,000). The Audit Committee has ratified the continuing retention of Raich Ende Malter & Co., LLP, as well as the resulting fees incurred during fiscal 2010.

PROPOSAL 2 — APPROVAL OF THE NATHAN’S FAMOUS, INC.
2010 STOCK INCENTIVE PLAN

Nathan’s presently maintains the 2001 Stock Option Plan and the 2002 Stock Incentive Plan, each of which was approved by stockholders. As of the date of this proxy statement, 168,500 shares of common stock remain available for future awards under the 2001 Stock Option Plan and 2,500 shares of common stock remain available for future awards under the 2002 Stock Incentive Plan.

In order to increase the number of shares available for stock option grants and provide for the grant of other stock awards to our executive officers, other employees of and consultants to the Company, its affiliates and subsidiaries, and to non-employee directors of the Company, the Board has adopted and approved, subject to stockholder approval, the Nathan’s Famous, Inc. 2010 Stock Incentive Plan (the “2010 Plan”).

At the meeting, you will be asked to approve the adoption of the 2010 Plan. A copy of this plan, as proposed to be adopted, is set forth as Exhibit “A” to this proxy statement. The principal features of the 2010 Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2010 Plan.

Stock Subject to the Plan

We will be able to issue up to 150,000 shares of common stock under the 2010 Plan, together with any shares which have not been issued under the 2001 Stock Option Plan and the 2002 Stock Incentive Plan as of July 19, 2010 (171,000 shares), plus any shares subject to any outstanding options or restricted stock grants under the 2001 Stock Option Plan or the 2002 Stock Incentive Plan that were outstanding as of July 19, 2010 and that subsequently expire unexercised, or are otherwise forfeited, up to a maximum of an additional 100,000 shares. The stock to be offered under the 2010 Plan consists of shares of our common stock, whether authorized but unissued or reacquired. The number of shares issuable and the exercise price of outstanding options are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Administration of the Plan

The Compensation Committee will have the discretion to grant awards to our executive officers, other key employees of and consultants to the Company, its affiliates and subsidiaries, and non-employee directors of the Company. The Committee will determine whether to make any such grant and, if it so determines, the nature of the award and the number of shares applicable to such award. However, in any calendar year, a participant may not receive awards of options or stock appreciation rights that relate to more than 50,000 shares or other awards that relate to more than 25,000 shares. The Committee has authority to interpret the 2010 Plan, including to prescribe, amend and rescind the rules and regulations relating to the 2010 Plan.

Repricing

The Committee does not have the right to reprice any outstanding awards without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

Participants

Our executive officers, other employees of and consultants to the Company, its affiliates and subsidiaries, and non-employee directors of the Company are eligible to participate in the 2010 Plan.

Forms of Equity-Based Awards Available

Under the 2010 Plan, the Committee may grant stock options, stock appreciation rights and other stock-based awards, restricted stock, and restricted stock units, all of which will vest over the period of time established by the Committee at the time of the grant of the award. Any shares subject to options or stock appreciation rights shall be counted against the number of shares issuable under the 2010 Plan as one share for every share subject to such an award. Any awards other than options or stock appreciation rights shall be counted against the number of shares issuable under the 2010 Plan as 3.2 shares for every one share subject to such award. To the extent that a share that was subject to an award that counted as 3.2 shares against the number of shares issuable under the 2010 Plan is recycled back into the 2010 Plan due to a cancellation, forfeiture or otherwise, the 2010 Plan shall be credited with 3.2 shares.

Stock Options — Exercise Price, Term and Vesting Schedule

Stock options granted under the 2010 Plan will be non-qualified stock options. The exercise price for the options will be not less than the market value of our common stock on the date of grant of the stock option. Stock options granted under the 2010 Plan shall expire not later than five years from the date of grant and will become exercisable in installments, as determined at the time of the grant.

Upon the exercise of a stock option, optionees may pay the exercise price plus any taxes due in respect of such exercise in cash, by certified or bank cashier’s check or, at our option, in shares of common stock valued at their fair market value on the date of exercise, or a combination of cash and stock.

A stock option is exercisable during the optionee’s lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is serving as an employee, director or consultant, except that, upon termination of his service (other than by death or by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination.

Upon termination of service by total disability or death, the optionee, the optionee’s estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the total disability or death of the optionee, as the case may be, may exercise such option at any time within twelve months after his or her termination, but only to the extent such option is exercisable on the date of such termination.

Stock Appreciation Rights and Other Stock-Based Awards

The Committee may grant stock appreciation rights (“SARs”), which represent the right to receive an amount equal to the excess of the fair market value of a share of stock on the date of redemption over an amount set by the Committee that is not less than the fair market value of a share of stock on the date of the award. Amounts paid on the exercise of a SAR may be paid in cash, in stock or in any combination thereof; provided that a SAR, including one that entitles the holder to a cash payment on redemption, will have terms that ensure that participants will not incur a tax penalty under Section 409A of the Internal Revenue Code. Upon termination of employment, directorship or provision of consulting services, including by death or disability, awards of SARs shall be payable in accordance with their terms. The Committee may also grant rights to dividends and dividend equivalents (which may not be granted in connection with options or stock appreciation rights). The terms of any rights to dividends or dividend equivalents will be determined by the Committee at the time of grant.

Restricted Stock

The Committee may grant awards of restricted stock which are awards of common stock of the Company subject to such terms, conditions and restrictions as the Committee may provide in the award instruments granting the restricted stock. Conditions attached to the restricted stock may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the restricted stock and the requirement of forfeitures of the restricted stock upon certain terminations of employment. Restricted stock will vest over such period as the Committee determines at the time of grant. When the period of restriction on restricted stock terminates, the unrestricted shares are delivered to the participant. Upon termination of employment, directorship or provision of consulting services, including by death or disability, rights to awards of restricted stock shall vest or be forfeited in accordance with their terms.

Restricted Stock Units

The Committee may grant awards of restricted stock units which units represent the participant’s right to receive shares of stock subject to such terms, conditions and restrictions as the Committee may provide in the award instruments granting the restricted stock units. Restricted stock units awarded generally will vest over such period as the Committee determines at the time of grant. The award agreement will specify whether dividend equivalents on the restricted stock units will be paid in cash or deemed reinvested in additional restricted stock units. Our stock will be paid to the participant, or the participant’s beneficiary in case of the participant’s death, in exchange for restricted stock units within ninety days following the participant’s separation from service, the expiration of a director’s service, or death.

Change in Control

In the event of a “change in control,” at the option of the Board, (a) all options and other awards outstanding on the date of the change in control shall become immediately and fully exercisable and/or payable, and (b) an optionee will be permitted to surrender for cancellation within 60 days after the change in control any option or portion of an option which was granted more than six months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

For purposes of the 2010 Plan, a change in control is defined as

•	a change in control as such term is presently defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”); or
•	if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nathan’s or any “person” who on the date of the adoption of the 2010 Plan is a director or officer of Nathan’s, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing thirty percent (30%) or more of the voting power of our then outstanding securities; or
•	if during any period of two consecutive years during the term of the 2010 Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the Board.

Grants Under the Plan

No grants of awards have been made under the 2010 Plan. Grants under the 2010 Plan are to be granted to the persons and in the amounts determined by the Committee, so it is not currently possible to predict the number of shares of common stock that will be granted or who will receive grants under the 2010 Plan after the Annual Meeting. Accordingly, amounts to be awarded to named executive officers and others under the 2010 Plan are not yet determinable.

Federal Income Tax Consequences

The following is a brief summary of the Federal income tax consequences as of the date hereof with respect to awards under the 2010 Plan for participants who are both citizens and residents of the United States. This description of the Federal income tax consequences is based upon law and Treasury interpretations in effect on the date of this proxy statement (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and further that special rules may apply with respect to situations not specifically discussed herein, including Federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. As such, participants have been urged to consult with their own qualified tax advisors. The 2010 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation.

Stock Options

The options to be granted under the 2010 Plan are non-qualified stock options. No taxable income will be realized by the participant upon the grant of a non-qualified option and Nathan’s will not receive a tax deduction.

Exercise with Cash

On exercise, the excess of the fair market value of the stock at the time of exercise over the option price of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for Federal income tax purposes and (iii) generally will be an allowable income tax deduction to us. The participant’s tax basis for stock acquired upon exercise of a non-qualified option will be equal to the option price paid for the stock, plus any amounts included in income as compensation.

Exercise with Common Stock

The participant’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock. However, if the participant pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the participant’s tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the participant to pay the exercise price, no gain or loss will be recognized by the participant on the date of exercise and the participant’s tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly-acquired share, the participant’s tax basis will equal the fair market value of the share on the date of exercise and the participant’s holding period will begin on the day after the exercise date.

Disposition of Option Shares

When a sale of the acquired shares occurs, a participant will recognize gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Stock Appreciation Rights and Other Stock-Based Awards

Under existing tax laws, a participant will not realize any taxable income when a SAR is granted and Nathan’s will not receive a tax deduction. When a SAR is exercised, the spread between the price received at exercise and the fair market value of the SAR at the time of exercise is ordinary income to the participant (subject to withholding), and Nathan’s receives a tax deduction for the amount of income recognized by the participant. Further, under existing tax laws, a participant will not realize taxable income upon the grant of a stock-based award that provides for dividend rights, and Nathan’s will not receive a tax deduction. Upon payment of the dividend, the participant will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received, and Nathan’s will receive a tax deduction for the same amount.

Restricted Stock

A participant who is granted restricted stock generally will realize taxable income on the fair market value of the restricted stock, less any amount paid by the employee, at the time the award is no longer subject to restrictions on transfer or a substantial risk for forfeiture. However, a participant can elect under Code Section 83(b), within 30 days of receipt of the award, to recognize taxable ordinary income equal to the fair market value of Nathan’s common stock, less any amount paid by the employee, on the date of the award. Nathan’s receives a deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant filed a timely election to accelerate recognition of income under Section 83(b) of the Code).

Restricted Stock Units

A participant who is granted restricted stock units will not realize any taxable income when the restricted stock unit is granted and Nathan’s will not receive a tax deduction at that time. A participant will realize taxable income on the fair market value of unrestricted common shares, less any amount paid by the participant, on the date such shares are transferred to the participant and Nathan’s will receive a deduction for the same amount.

Section 162(m) Provisions

Section 162(m) of the Code imposes a limitation on the deductibility of certain compensation paid to certain executive officers of publicly traded companies. Compensation (including with respect to stock options or stock rights) paid to these officers in excess of $1,000,000 cannot be claimed as a tax deduction by such companies, unless such compensation qualifies for an exemption as performance-based compensation under Code Section 162(m). We do not anticipate that Code Section 162(m) will impact on our ability to deduct compensation due to awards made under the 2010 Plan.

Sections 280G and 4999

Section 280G of the Code limits our income tax deductions for compensation in the event that we undergo a change in control. Accordingly, all or some of the amount that would otherwise be deductible by us may not be deductible with respect to those options and restricted shares that become immediately exercisable or vested in the event of a change in control. In addition, if Code Section 280G limits our deduction with respect to an award to a given participant, a 20% federal excise tax (i.e., in addition to the federal income tax) will be withheld from that participant under Section 4999 on that portion of the cash or value of the common stock received by that participant that is non-deductible under Code Section 280G.

Conclusion

The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the annual meeting is required for approval of the adoption of the 2010 Plan.

Board Recommendation

Our Board of Directors recommends a vote FOR the proposal to adopt the 2010 Stock Incentive Plan.

SECURITY OWNERSHIP

The following table sets forth as of July 16, 2010, certain information with regard to ownership of our common stock by: (i) each beneficial owner of more than 5% of our common stock, based on filings made with the Securities and Exchange Commission and, to the extent received, subsequent completed questionnaires; (ii) each director and executive officer named in the “Summary Compensation Table” and “Director Compensation Table” below; and (iii) all of our executive officers and directors as a group.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Named Officers and Directors
Howard M. Lorber	976,600	(3)	17.4%
A. F. Petrocelli	139,667	(4)	2.5%
Wayne Norbitz	129,476	(5)	2.3%
Donald L. Perlyn	123,519	(6)	2.2%
Robert J. Eide	93,720	(7)	1.7%
Eric Gatoff	67,000	(8)	1.2%
Brian S. Genson	49,301	(9)	*
Ronald G. DeVos	41,300	(10)	*
Charles Raich	24,177	(11)	*
Barry Leistner	18,667	(12)	*
Directors and officers as a group (12 persons)(13)	1,635,335		27.4%
Principal Stockholders
Steel Partners II, L.P.(14)	445,456		8.0%
Dalton Greiner Hartman Maher & Co., LLC	410,410	(15)	7.3%
Quest Equities Corp.	360,000		6.4%
Mario J. Gabelli(16)	353,841	(17)	6.3%
Mariner Investment Group, LLC	350,100		6.3%
River Road Asset Management, LLC	296,120		5.3%

*	Less than 1%
(1)	The addresses of the principal stockholders in this table are: Steel Partners II, L.P., 590 Madison Avenue, 32nd Floor, New York, New York 10022; Dalton Greiner Hartman Maher & Co., LLC, 565 Fifth Avenue, New York, New York 10017; Quest Equities Corp., 8 Old Canal Crossing, Farmington, Connecticut 06032; Mariner Investment Group, LLC, 500 Mamaroneck Avenue, Harrison, New York 10528; Mario J. Gabelli, One Corporate Center, Rye, New Jersey 10580; and River Road Asset Management, LLC, 462 S. 4th St., Ste 1600, Louisville, KY 40202.
(2)	Except as otherwise indicated, the beneficial owner has sole voting and investment power.
(3)	Includes options exercisable within 60 days to purchase an aggregate of 20,000 shares. Also includes 75,000 shares owned by the Howard M. Lorber Irrevocable Trust, as to which Mr. Lorber disclaims beneficial ownership. Includes 186,500 shares pledged as collateral to secure certain personal indebtedness including under a personal margin account.
(4)	Includes options exercisable within 60 days to purchase 38,667 shares. Includes 48,500 shares owned by United Capital Corp., as to which shares Mr. Petrocelli shares voting and investment power.
(5)	Includes options exercisable within 60 days to purchase 50,000 shares. Includes 3,000 shares held in the estates of Mr. Norbitz’s parents, for which he serves as executor.
(6)	Consists of options exercisable within 60 days to purchase 36,000 shares.
(7)	Includes options exercisable within 60 days to purchase 18,667 shares and 75,000 shares owned by the Howard M. Lorber Irrevocable Trust, for which Mr. Eide is trustee. Includes 53 shares pledged as collateral to secure certain personal indebtedness including under a personal margin account.

(8)	Consists of options exercisable within 60 days to purchase 67,000 shares.
(9)	Includes options exercisable within 60 days to purchase 46,167 shares. Includes 1,567 shares owned by each of Jonathan Genson and Melissa Genson.
(10)	Includes options exercisable within 60 days to purchase 27,000 shares.
(11)	Includes 5,510 shares owned by Raich Ende Malter & Co., LLP, of which Mr. Raich is managing partner; Mr. Raich shares voting and investment power over such shares. Includes options exercisable within 60 days to purchase 18,667 shares.
(12)	Consists of options exercisable within 60 days to purchase 18,667 shares.
(13)	Includes 1,258,752 shares beneficially owned by Messrs. Eide, Genson, Lorber, Perlyn, Petrocelli, Raich, Leistner, Norbitz, DeVos, Schedler, Gatoff and Watts without duplication of shares as to which beneficial ownership is shared by more than one member of this group (see notes 3 and 7, above), and 376,583 shares subject to stock options exercisable within 60 days.
(14)	Reported jointly with Steel Partners LLC, Steel Partners Holdings L.P., Steel Partners II GP LLC and Warren Lichtenstein.
(15)	Includes 12,605 shares as to which Dalton Greiner Hartman Maher & Co., LLC does not have sole voting power.
(16)	Reported jointly with GGCP, Inc., Teton Advisors, Inc., Gabelli Funds, LLC, GAMCO Asset Management Inc. and GAMCO Investors, Inc. (together with Mario J. Gabelli, the “Reporting Persons”).
(17)	Includes 20,000 shares as to which the Reporting Persons do not have sole voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and Nasdaq. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq.

Based solely on our review of the copies of the forms we have received, we believe that all our executive officers, directors and greater than ten percent beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2010.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP
AS AUDITORS FOR FISCAL 2011

Our Audit Committee Charter provides that the Audit Committee shall appoint annually a firm of independent registered public accountants to serve as auditors. The Audit Committee has appointed Grant Thornton LLP to act as auditors for our fiscal year ending March 27, 2011.

If this proposal is not approved at the annual meeting, our Audit Committee will reconsider the selection of Grant Thornton LLP for the ensuing fiscal year, but may determine that continued retention of Grant Thornton LLP is in our Company’s and our stockholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company’s and our stockholders’ best interests.

We expect representatives of Grant Thornton LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

Our Board of Directors recommends that our stockholders vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending March 27, 2011.

AUDIT FEES

Principal Accountant Fees and Services

The following table presents fees for professional audit services and other services rendered by Grant Thornton LLP in fiscal 2010 and 2009:

	2010	2009
Audit Fees(1)	$236,000	$369,000
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(4)	0	0

(1)	Audit fees represent fees billed and expected for professional services rendered in connection with: (a) audits and reviews of the fiscal 2010 and 2009 Nathan’s Famous, Inc. consolidated financial statements, in accordance with standards of the PCAOB; (b) consultations on accounting matters reflected in the financial statements; and (c) attestation services with respect to securities offerings and SEC filings.
(2)	Grant Thornton did not render, and accordingly did not bill for, any audit-related services in fiscal 2010 or fiscal 2009.
(3)	Grant Thornton did not render, and accordingly did not bill for, any tax compliance, tax advice or tax planning services in fiscal 2010 or fiscal 2009.
(4)	Grant Thornton did not render, and accordingly did not bill for, any other services in fiscal 2010 or fiscal 2009.

Audit Committee Pre-Approval

The Audit Committee has pre-approved all audit services and permitted non-audit services provided by the independent registered public accounting firm, and the compensation, fees and terms for such services. The Committee also has determined not to adopt any blanket pre-approval policy but instead to require that the Committee pre-approve the compensation and terms of service for audit services provided by the independent registered public accounting firm and any changes in terms and compensation resulting from changes in audit scope, company structure or other matters. The Committee has also determined to require pre-approval by the Audit Committee or its Chairman of the compensation and terms of service for any permitted non-audit services provided by the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Company’s Board of Directors in overseeing and monitoring the integrity of the Company’s financial reporting process, compliance with legal and regulatory requirements related to financial reporting and the quality of internal and external audit processes. The Audit Committee’s roles and responsibilities are set forth in a written charter, which is available on the Company’s website www.nathansfamous.com under “Investor Relations — Corporate Governance.” Among its duties, the Audit Committee is responsible for recommending to the Company’s Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. As a basis for that recommendation, the Audit Committee engaged in the following activities. The Audit Committee reviewed and discussed the audited financial statements with Nathan’s management and discussed with Grant Thornton LLP, Nathan’s’ independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee also received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton that firm’s independence. The Audit Committee has also reviewed and discussed the fees paid to Grant Thornton during the last fiscal year for audit services, which are set forth above under “Audit Fees.”

Management of the Company is responsible for the consolidated financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a 15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a 15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During fiscal 2010, management tested and evaluated the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended March 28, 2010 filed with the Securities and Exchange Commission, as well as Grant Thornton’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K. The latter reports relate to Grant Thornton’s audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

Based on the discussions with Grant Thornton concerning the audit, the independence discussions, and the discussions with the Company’s management and Grant Thornton concerning the financial statement review and discussions, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2010, for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert J. Eide, Chairman
Brian S. Genson
Barry Leistner

MANAGEMENT

Officers of the Company

Our executive officers are:

Name	Age	Position with the Company
Eric Gatoff	41	Chief Executive Officer
Ronald G. DeVos	55	Vice President – Finance, Chief Financial Officer and Secretary
Howard M. Lorber	61	Executive Chairman of the Board
Wayne Norbitz	62	President and Chief Operating Officer
Donald L. Perlyn	67	Executive Vice President
Donald P. Schedler	57	Vice President – Development, Architecture and Construction
Randy K. Watts	54	Vice President – Franchise Operations

Ronald G. DeVos joined us as Vice President — Finance and Chief Financial Officer in January 1995 and became Secretary in April 1995. Prior to January 1995, he was Controller of a large Wendy’s franchisee, from June 1993 to December 1994. Mr. DeVos was Vice President — Controller of Paragon Steakhouse Restaurants, Inc., a wholly-owned subsidiary of Kyotaru Company Ltd., from May 1989 to October 1992, and Controller of Paragon Restaurant Group, Inc., and its predecessors, from October 1984 to May 1989. Mr. DeVos holds an M.B.A. from St. John’s University and a B.A. from Queens College.

Donald P. Schedler has been Vice President — Development, Architecture and Construction since January 2005. Mr. Schedler initially joined us in March 1989 as Director of Architecture and Construction and was made Vice President — Architecture and Construction in February 1991 before being promoted to his current position. Prior to March 1989, he was a Director of Construction for The Riese Organization, restauranteurs, from January 1988 to February 1989 and an Associate and Project Architect with Frank Guillot Architects, Ltd. from June 1985 to January 1988. Mr. Schedler is a registered architect in the states of Vermont and New York, and holds a B.A. degree in economics from Susquehanna University and a M.A. degree in architecture from Syracuse University.

Randy K. Watts was appointed Vice President of Franchise Operations in June 2004. Mr. Watts initially joined us as a District Manager in May of 1993, was promoted to Director of Franchise Operations in September of 1997, and was made Senior Director of Franchise Operations in January of 2000 before being promoted to his current position. Prior to 1993, Mr. Watts was Regional Food Service Manager for McCrory Stores, where he worked from 1975 – 1993.

For the biographies of Messrs. Gatoff, Lorber, Norbitz and Perlyn, please see “Proposal 1 — Election of Directors — Director Biographies.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In considering our executive compensation policies and practices, we seek to balance our interest in limiting operating expenses and minimizing stockholder dilution with our interest in using compensation to attract, retain and motivate employees. In reconciling these competing concerns, we strive to act in the long-term best interests of the Company and our stockholders. The Compensation Committee works directly with independent compensation consultants from time to time to support the Board’s commitment to be knowledgeable and current regarding executive compensation trends and best practices. The Compensation Committee previously retained GK Partners, a compensation consulting firm, to advise it with respect to the compensation of certain of its executive officers. The Compensation Committee may continue to retain outside executive compensation consulting firms (which historically have provided no other services to the Company) to provide general compensation expertise.

Risk Considerations

The Compensation Committee has considered whether our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company and concluded that it does not. In doing so, the Committee considered the Company’s strategic goals and operational practices and evaluated the design of its compensation programs to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. While a significant portion of certain executives’ compensation may be performance-based, the majority of our executive officers’ cash compensation consists primarily of base salary, which we believe mitigates inappropriate or excessive risk-taking that could harm stockholder value. To the extent that executives receive equity incentive awards, typically such awards are long-term awards that are intended to align executives’ interests with those of our stockholders.

Executive Compensation Program Objectives and Overview

The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific short and long-term strategic and operating objectives of Nathan’s; and (3) align executives’ interests with the long-term interests of Nathan’s’ stockholders. As described in more detail below, the material elements of our current executive compensation program for our principal executive officer, principal financial officer and the other three most highly compensated executive officers (“Named Officers”) include a base salary, an annual bonus opportunity, perquisites and retirement benefits. In addition, for certain Named Officers our compensation program also includes severance protection for certain actual or constructive terminations of employment and other post-termination benefits payable upon retirement, death or disability.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation	Objectives Attempted to be Achieved
Base Salary	— Attract and retain qualified executives
Bonus Compensation	— Motivate performance to achieve specific strategies and operating objectives
— Attract and retain qualified executives
Perquisites and Personal Benefits	— Attract and retain qualified executives
Equity-Based Compensation (stock options; restricted stock)	— Attract and retain qualified management personnel and other key employees
— Motivate performance to achieve specific strategies and operating objectives
— Align Named Officers’ long-term interests with stockholders’ long-term interests

Compensation	Objectives Attempted to be Achieved
Retirement Benefits (e.g., 401(k))	— Attract and retain qualified executives
Severance and Other Benefits Upon Termination of Employment	— Attract and retain qualified executives
— Motivate performance to achieve specific strategies and operating objectives

As indicated in the table above, base salaries, perquisites and personal benefits, retirement benefits and severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may increase from year to year depending on cost-of-living or performance, among other things). We believe that in order to attract and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward their continued service. Some of the elements, such as base salaries and perquisites and personal benefits, are generally paid out on a short-term or current basis. Retirement or severance benefits are paid out on a longer-term basis upon retirement or other termination of employment. We believe that this mix of long-term and short-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

Annual bonuses payable to our Named Officers are intended to motivate their performance to achieve specific financial, strategic and operating objectives. We believe the bonuses paid to our Named Officers, under their respective employment agreements and otherwise, also help us to attract and retain executives. Each executive’s annual bonus is paid out on an annual short-term basis and is designed to reward performance for the applicable fiscal year, taking into consideration historical performance and whether or not the executive has taken steps in that period to achieve Nathan’s’ long-term strategic and operating objectives, including objectives that may not be realized until succeeding fiscal periods.

Nathan’s’ financial objectives include:

•	increasing each of revenues, profits from continuing operations, pre-tax cash flow, net income and earnings per share;
•	managing cash balances; and
•	controlling corporate general and administrative expenses.

There are also operating objectives that are specific to the Company’s individual revenue centers (i.e., Company-owned restaurants, franchising (including Branded Menu Program), the Branded Product Program and retail licensing), all of which are designed to increase revenue and profit, as follows:

•	the level of sales at and cash contribution from Company-owned restaurants;
•	the number of new franchised and Branded Menu locations;
•	the amount of franchise fees and royalties earned from franchised and Branded Menu locations;
•	the level of sales and tonnage of products sold through the Branded Product Program;
•	the number of new Branded Product locations;
•	controlling the cost of goods sold through the Branded Product and Branded Menu Programs;
•	the amount of license royalties earned through the retail licensing program; and
•	the ability to control revenue-center specific overhead expenses.

Our equity-based compensation is primarily intended to align our executives’ long-term interests with stockholders’ long-term interests. We believe that the way to increase stockholder value is to increase the trading price of our common stock. Our equity incentive program primarily consists of the grant of stock options; our stock incentive plans only permit the grant of options with an exercise price equal to the market price on the grant date. Through the use of stock options, a significant portion of potential compensation is tied directly to stock price appreciation, thereby aligning the interests of the Named Officers and other executives with those of our stockholders. We believe that the foregoing is an effective link between an increase in stockholder value and our executives’ compensation.

We also believe equity-based compensation awards help us retain executives, as well as motivate performance to achieve specific strategies and operating objectives. Equity-based compensation is not necessarily awarded each year. Equity-based compensation is earned on a longer-term basis than cash compensation and is designed to reward the achievement of our strategic and operating objectives for the applicable fiscal year, taking into consideration historical performance, and induce the executives to remain in our employ over the vesting period of the award.

The Compensation Committee’s general philosophy is that bonus and equity compensation should be consistent with sound corporate governance principles, as well as competitive compensation practices. The Compensation Committee believes incentive compensation fluctuates with the Company’s success in achieving financial and other goals, and that Nathan’s should continue to use long-term compensation such as periodic grants of stock awards to align stockholder and executives’ interests.

The Company has not established fixed quantitative goals for any of the objectives or metrics evaluated for the purpose of determining the amount of any bonus or equity-based compensation to be awarded.

In addition, the importance of the particular objective or metric to a specific executive’s compensation depends on the responsibilities of an executive’s position. Further, the specific objectives or metrics considered for a particular executive may be afforded greater or lesser weight in any fiscal year, depending on a variety of factors such as the Company’s overall results, the emphasis of any particular component of Company’s business during a particular fiscal year, the Company’s performance in each area relative to its prior years’ performance and relative to its competitors, the then-current competitive and economic environment, the implementation of strategic plans whose benefits may not be immediate, any extraordinary event, such as the sale or purchase of a company, brand or line of business, which may impact the Company positively or negatively and taking into account that the Company does not want to incentivize inappropriate or excessive risk taking that could harm stockholder value. As a result, an executive’s success or failure as it relates to any one of the Company’s objectives may determine whether or not that executive is awarded a bonus, as well as the amount that is awarded. If, following its evaluation of the foregoing, the Compensation Committee determines that an executive has helped the Company achieve one or more of the Company’s objectives, a bonus and/or grant of equity-based compensation may be awarded.

The Committee has not engaged in benchmarking to establish the compensation payable to its executive officers in part because the Company’s business model has evolved to become more entrepreneurial and is no longer that of a traditional restaurant and franchise business. A large portion of the Company’s revenue and operating profit is generated by its Branded Product, Branded Menu and retail licensing programs. Consequently, the Compensation Committee does not believe that traditional restaurant and franchise companies are actual peers for the purpose of performing a benchmark analysis. Nevertheless, although the Compensation Committee did not engage in benchmarking in establishing the compensation payable to the Named Officers, in carrying out its responsibilities, in fiscal 2007, the Compensation Committee sought the advice of GK Partners regarding the compensation of Eric Gatoff and Howard Lorber, both of whom entered into employment agreements on December 15, 2006, effective January 1, 2007. In establishing the base salary to be paid to Mr. Gatoff pursuant to his employment agreement, the Compensation Committee relied on the consulting firm’s opinion that Mr. Gatoff’s compensation and benefits arrangements, as set forth in his employment agreement, are within the range of Chief Executive Officer compensation, benefit and perquisite practices currently found in other public companies. In establishing the base salary to be paid to Mr. Lorber pursuant to his employment agreement, the Compensation Committee relied on the consulting firm’s opinion that Mr. Lorber’s compensation and benefits arrangements, as set forth in his employment agreement, are within the range of executive compensation, benefit and perquisite practices currently found in other public companies. The Compensation Committee then evaluated the amount of the short-term components of our executive compensation program for the other Named Officers by rationalizing the compensation payable to the other Named Officers and other executives with that payable to Messrs. Gatoff and Lorber and taking into consideration that the base salary for certain Named Officers is established by contract.

Current Executive Compensation Program Elements

We currently have employment agreements in place for four of our Named Officers — Eric Gatoff, Howard M. Lorber, Wayne Norbitz and Donald L. Perlyn — each of which is described in further detail below in the context of this section. There is no employment agreement in effect for Ronald G. DeVos.

Eric Gatoff.  On December 15, 2006, the Company entered into an employment agreement with Eric Gatoff pursuant to which Mr. Gatoff was appointed as Chief Executive Officer effective January 1, 2007. Under the terms of the agreement, Mr. Gatoff agreed to serve as Chief Executive Officer effective from January 1, 2007, until December 31, 2008, which period shall extend for additional one-year periods unless either party delivers notice of non-renewal no less than 180 days prior to the end of the term then in effect. No such non-renewal notice has been delivered to date.

Howard M. Lorber.  On December 15, 2006, the Company entered into an employment agreement with Howard M. Lorber pursuant to which Mr. Lorber was appointed as Executive Chairman of the Board of the Company effective January 1, 2007 through December 31, 2012. The agreement superseded Mr. Lorber’s previous employment agreement.

Wayne Norbitz.  In December 1992, we entered into an employment agreement with Wayne Norbitz for a term expiring on December 31, 1996. The employment agreement was extended through December 31, 1997, on the original terms and automatically renews for successive one-year periods, unless 180 days’ prior written notice is delivered to Mr. Norbitz. No such non-extension notice has been delivered to date.

Donald L. Perlyn.  On November 16, 2007, the Company and Mr. Perlyn entered into an employment agreement for a term expiring on September 30, 2008. The term of the agreement automatically extends for successive one-year periods unless 180 days’ prior written notice is delivered by one party to the other. No such non-extension notice has been delivered to date. The terms of the agreement are the same as the prior agreement between Mr. Perlyn and Miami Subs, which was entered into on September 30, 1999 in connection with our acquisition of Miami Subs.

Base Salaries

Salary is one of the main components of cash compensation and fits into our overall compensation objectives by providing a base for attracting and retaining significant contributors to the Company and by establishing a minimum level of compensation upon which our executives may rely. Our goal is to pay a base salary to our executives that is competitive with the base salaries of companies in our peer group or competitive with other companies with which we compete to attract and retain executives. The Compensation Committee has determined that structuring the Company’s compensation program to place a significant emphasis on base salaries, which are fixed, mitigates the potential for inappropriate or excessive risk-taking by executive officers.

For the four Named Officers with employment agreements, base salaries are determined in accordance with the terms of such agreements. The base salaries reflected in the employment agreements for Messrs. Gatoff and Lorber were established by the Compensation Committee in consultation with the Company’s outside compensation consulting firm. The base salary initially payable to each of Messrs. Norbitz and Perlyn pursuant to his respective employment agreement was the product of arms-length negotiations at the time his employment commenced, which base salary has been increased by the Compensation Committee in consultation with our Executive Chairman and our Chief Executive Officer. The base salary of Mr. DeVos is determined annually by the Compensation Committee in consultation with our Executive Chairman and our Chief Executive Officer, taking into consideration his role and responsibility within our Company, as well as his experience and prior performance. In addition, the base salaries of all of our Named Officers are reviewed annually by the Compensation Committee, which may make adjustments for cost-of-living increases.

The base salary that was paid to each Named Officer in fiscal 2010 is the amount reported for such officer in the designated column of the Summary Compensation Table.

Annual Bonuses

Each of the Named Officers is eligible to receive a cash bonus, as determined by the Compensation Committee.

Pursuant to Mr. Gatoff’s employment agreement, the amount of his bonus may equal up to 100% of his base salary and is dependent upon Nathan’s’ achievement of performance goals established and agreed to by the Compensation Committee and Mr. Gatoff for each fiscal year during the employment term; provided that the bonus payable to Mr. Gatoff for the fiscal year ended March 25, 2007, was determined by the Compensation Committee in its discretion, based on Mr. Gatoff’s status as Vice President and Corporate Counsel through December 31, 2006, and provided, further, that Mr. Gatoff was entitled to a minimum bonus of 50% of his base salary for the first two years of the employment agreement. Notwithstanding the terms of Mr. Gatoff’s employment agreement, no specific performance goals have been established by the Compensation Committee. Instead, the amount of Mr. Gatoff’s annual bonus has been established by the Compensation Committee after considering the recommendation of the Executive Chairman of the Board, taking into consideration his performance measured against Nathan’s’ strategic and operating objectives, as described above. The Compensation Committee also takes into consideration Mr. Gatoff’s efforts related to the Company’s risk management.

Mr. Lorber’s current employment agreement does not provide for a contractually-required bonus. Nevertheless, since Mr. Lorber is eligible for participation in the Company’s executive bonus program, the Compensation Committee may award bonuses to Mr. Lorber from time to time as it deems appropriate.

The payment and amount of any bonus paid to the other Named Officers is discretionary and is based on a determination of the Compensation Committee following its evaluation of the Named Officer’s performance measured against Nathan’s’ strategic and operating objectives. In making its determination regarding the amount of the bonus payable to Messrs. Norbitz, Perlyn and DeVos, the Compensation Committee considers the recommendation of our Executive Chairman and our Chief Executive Officer, as well as any factors that are deemed to be appropriate. In arriving at the bonuses paid in respect of fiscal 2010, the Compensation Committee took into consideration Nathan’s’ performance in light of the current economic recession. In the case of Mr. Norbitz, the Compensation Committee also considered the performance of the Company-owned restaurants and the amount of franchise fees and royalties earned from franchised locations in arriving at the bonus paid in respect of fiscal 2010. In the case of Mr. Perlyn, the Compensation Committee considered the performance of the Branded Product Program in arriving at the bonus paid in respect of fiscal 2010. In the case of Mr. DeVos, in arriving at the bonus paid in respect of fiscal 2010, in addition to the Company’s financial objective of managing general and administrative expense, the Compensation Committee considered Mr. DeVos’ efforts related to risk management and the implementation and maintenance of internal controls, including those controls required in connection with the Company’s compliance with the Sarbanes-Oxley Act of 2002 (“SOX”).

Perquisites

In addition to base salaries and annual bonus opportunities, Nathan’s provides the Named Officers with certain perquisites and personal benefits. We believe that certain perquisites and personal benefits are often a tax-advantaged way to provide the Named Officers with additional annual compensation that supplements their base salaries and bonus opportunities. When determining each Named Officer’s base salary, either by contract or otherwise, we take into consideration the value of each Named Officer’s perquisites and personal benefits.

The perquisites and personal benefits paid to each Named Officer in 2010 are reported in the “All Other Compensation” column of the Summary Compensation Table below, and are further described in the “All Other Compensation” table following the Summary Compensation Table.

Equity-Based Compensation

Nathan’s’ policy is that the Named Officers’ long-term compensation should be linked to the value provided to stockholders of Nathan’s common stock. Accordingly, the Compensation Committee has periodically granted equity awards under Nathan’s’ stock incentive and stock option plans. Grants of equity awards are designed to reward our executives for assisting the Company in achieving its long-term objectives and link an increase in stockholder value to compensation.

An aggregate 168,500 shares are available for grants of options and 2,500 shares are available for grants of options or restricted stock under the Nathan’s 2001 Stock Option Plan and 2002 Stock Incentive Plan, respectively. In the event that the 2010 Stock Incentive Plan is approved by stockholders, the aggregate 171,000 shares available for grant under the 2001 Stock Option Plan and 2002 Stock Incentive Plan will be included in, and available for grant under, the 2010 Stock Incentive Plan. Restricted stock will be subject to such restrictions as the Compensation Committee may impose. Historically, the term of each option generally has been ten years; however, the 2001 Stock Option Plan and the 2010 Stock Incentive Plan provide that future option grants will have a term of no more than five years. The term of an option is determined at the time of grant. The purchase price of the shares of common stock subject to each option granted is not less than 100% of the fair market value of our common stock at the date of grant.

The Company currently has three stock option plans under which options are outstanding or may be issued. All of our stock plans provide that the Compensation Committee may adjust the number of shares under outstanding awards and for which future awards may be granted in the event of reorganization, stock split, reverse split, stock dividend, exchange or combination of shares, merger or any other change in capitalization. The participants in these plans are officers, directors and employees of, or consultants to, Nathan’s and its subsidiaries or affiliates. See “Equity Plan Information.” In reviewing the form of stock compensation (i.e., stock options v. restricted stock) granted to any or all eligible participant(s), the Compensation Committee has historically considered a variety of important administrative and technical factors, including, but not limited to: (1) the overall availability of shares under the stock compensation plan; (2) the additional stockholder dilution effects of shares granted under the plan; (3) the number of stock options and restricted shares currently outstanding under the current plans and all previous plans (individually and in the aggregate); (4) the number of options or restricted shares previously vested and/or exercised (individually and in the aggregate); (5) the overall compensation expense and current accounting impact to Nathan’s of any past or future grants; and (6) the applicable Company and employee tax implications of any such grant. When considering whether or not to make an equity grant, the Compensation Committee considers each Named Officer’s responsibilities, his performance during the prior year, his expected future contribution to Nathan’s’ performance and, for certain Named Officers, competitive data on grant values at comparable companies.

During 2010, the Compensation Committee made no awards to employees of restricted stock or stock options, including the Named Officers. Nevertheless, the Compensation Committee believes that the use of these awards encourages executives to continue to use their best professional skills and to remain in Nathan’s’ employ.

Retirement Benefits and Deferred Compensation Opportunities

401(k) Savings Plan

We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986. All non-union employees over age 21 who have been employed by us for at least one year are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 20% of their total annual salary, but in no event more than the maximum permitted by the Internal Revenue Code ($22,000 in calendar 2010, including $5,500 catch-up contributions for employees 50 and over). Company contributions are discretionary. For the plan year ended December 31, 2009, we elected to make matching contributions at the rate of $.25 per dollar contributed by each employee vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after six years of an employee’s service with us, matching contributions are fully vested. As of March 28, 2010, approximately 47 employees had elected to participate in the plan. For the fiscal year ended March 28, 2010, we contributed approximately $28,000 to the 401(k) plan, of which $1,792 was a matching contribution for Mr. Norbitz and $1,464 was a matching contribution for Mr. DeVos.

Deferred compensation, through both employer and employee contributions to the Nathan’s 401(k) plan, is a tax-advantaged means of providing the Named Officers with additional compensation that supplements their base salaries and bonus opportunities.

Severance and Other Benefits Upon Termination of Employment

The Company’s policy is to provide certain Named Officers with certain payments in the event of the termination of their employment prior to the end of their current employment term due to death, disability or other than “for cause” (as defined in their respective employment agreements). Nathan’s selected such events because they are standard termination triggers in employment contracts. Nathan’s determined that its failure to provide such standard termination provisions would adversely affect its ability to achieve its compensation objectives.

Please see the “Potential Payments Upon Termination or Change-in-Control” section below for a description of the potential payments that may be made to the Named Officers in connection with their termination of employment on a change in control.

Stock Ownership Guidelines

In June 2009, the Board of Directors adopted a Stock Retention Plan. Pursuant to the Stock Retention Plan, at the time that any officer or director exercises a stock option, he will be required to retain 33 1/3% of the total number of option shares then-exercised. In addition, officers and directors are required to retain 33 1/3% of the shares owned on the date of adoption of the Stock Retention Plan. Notwithstanding the terms of the Stock Retention Plan, the Board may determine to waive the requirement that shares be retained in the event that an officer or director is experiencing an immediate financial need.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the deductibility by Nathan’s of cash compensation in excess of $1 million paid to the Chief Executive Officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Base compensation paid to executive officers for fiscal 2010, other than compensation paid to Mr. Lorber, was within the $1 million Section 162(m) threshold and should, therefore, also be deductible by Nathan’s. Compensation paid to Mr. Lorber above the $1 million Section 162(m) threshold ($2,194,000) will not be deductible to Nathan’s. Stock incentives granted under Nathan’s’ existing plans are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Nathan’s should be allowed to deduct compensation related to options granted under each of its stock incentive plans and the formula portion of the cash bonuses.

Compensation Committee Report

Nathan’s’ Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ Listing Rule 5605(a)(2). The Compensation Committee has reviewed and discussed with management the disclosure contained in the Compensation Discussion and Analysis set forth herein. Based upon this review and our discussions, the Nathan’s Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this Annual Proxy Statement and incorporated by reference into the Nathan’s Annual Report on
Form 10-K.

Compensation Committee of
the Board of Directors

Robert J. Eide, Chairman
Brian S. Genson
Barry Leistner

SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. However, unless the Company specifically states otherwise in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, this Compensation Committee Report shall not constitute soliciting material, shall not be deemed to be incorporated by reference or otherwise be considered filed under the Securities Act or the Securities Exchange Act, irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been a former or current officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. For the fiscal year ended March 28, 2010, Mr. Lorber, Executive Chairman of the Board of Nathan’s, served on the compensation committee of the Board of Directors of United Capital Corp., the chief executive officer of which corporation, A.F. Petrocelli, served as one of the Company’s directors. During the fiscal year ended March 28, 2010, there were no reportable transactions between Mr. Petrocelli and the Company.

Compensation of Named Officers

The Summary Compensation Table should be read in connection with the tables and narrative descriptions that follow. The Outstanding Equity Awards at Fiscal 2010 Year-End and Option Exercises and Stock Vested in Fiscal 2010 tables provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards.

The discussion of the potential payments due upon a termination of employment or change in control, below, is intended to further explain the potential future payments that are, or may become, payable to our Named Officers.

Other than the 401(k) Savings Plan, the Company has not established a plan that provides for payments or other benefits at, following or in connection with the retirement of any employees.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year(1)	Salary ($)(1)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Eric Gatoff Chief Executive Officer	2010	$225,000	$225,000	—	—	—	—	$31,133	$481,133
	2009	$225,000	$210,000	—	—	—	—	$34,765	$469,765
	2008	$229,327	$210,000	—	$349,620	—	—	$34,315	$823,262
Ronald G. DeVos Vice President – Finance and Chief Financial Officer	2010	$162,750	$75,000	—	—	—	—	$29,529	$267,279
	2009	$162,750	$70,000	—	—	—	—	$31,020	$263,770
	2008	$165,880	$70,000	—	—	—	—	$30,331	$266,211
Howard M. Lorber Executive Chairman of the Board	2010	$400,000	—	—	—	—	—	$15,754	$415,754
	2009	$400,000	—	—	—	—	—	$15,754	$415,754
	2008	$407,692	—	—	—	—	—	$15,754	$423,441
Wayne Norbitz President and Chief Operating Officer	2010	$288,750	$125,000	—	—	—	—	$47,671	$461,421
	2009	$288,750	$125,000	—	—	—	—	$52,337	$466,087
	2008	$294,303	$165,000	—	—	—	—	$49,003	$508,306
Donald L. Perlyn Executive Vice President	2010	$210,000	$40,000	—	—	—	—	$35,201	$285,201
	2009	$210,000	$65,000	—	—	—	—	$39,206	$314,206
	2008	$214,035	$50,000	—	—	—	—	$32,452	$296,487

(1)	Our fiscal year ends on the last Sunday in March, which results in a 52 or 53-week year. The fiscal year ended March 28, 2010 and March 29, 2009 are on the basis of a 52-week reporting period, whereas March 30, 2008 was on the basis of a 53-week reporting period. Salaries reflect the number of weeks in the reporting period.
(2)	Represents fair value on the date of grant. Pursuant to a stock retention policy adopted in June 2009, the Company’s Named Officers and directors are required to retain 33 1/3% of the total number of option shares then-exercised.
(3)	The amounts set forth in this column represent the dollar amount of compensation paid or accrued in fiscal year 2010 by each of our Named Officers which is not reported in any of the columns of this Summary Compensation Table to the left of this column. Please see the All Other Compensation Table below for a more detailed explanation of the compensation earned by each Named Officer which comprises the aggregate amounts disclosed in this column.

All Other Compensation Table

Name	Company Matched 401(k) Contributions ($)(1)	Insurance Premiums ($)(2)	Mobile Telephone Payments ($)	Auto Allowance/ Expense Reimbursement ($)	Total All Other Compensation ($)
Eric Gatoff	—	$8,799	$2,024	$20,310	$31,133
Ronald G. DeVos	$1,464	$11,600	$909	$15,556	$29,529
Howard M. Lorber	—	$754	—	$15,000	$15,754
Wayne Norbitz	$1,792	$26,537	$1,855	$17,487	$47,671
Donald L. Perlyn	—	$16,679	$3,771	$14,751	$35,201

(1)	The amounts set forth in this column represent the dollar amount of Company contributions to each Named Officer under our 401(k) Plan in fiscal year 2010. Additional information regarding our 401(k) Plan is set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)	The amounts in this column represent Company contributions for premiums for group life, medical, dental, and long-term disability insurance for each of the Named Officers during fiscal year 2010. Also included are health care deductibles paid on behalf of Named Officers.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010

There were no grants of plan-based awards to the Named Officers during the fiscal year ended March 28, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Eric Gatoff Chief Executive Officer	25,000(2)	—		$4.3800	10/19/2013	—	—
	12,000(3)	3,000	(3)	$13.0800	06/13/2016	—	—
	30,000(4)	30,000	(4)	$17.4300	09/16/2012
Ronald G. DeVos Vice President – Finance and Chief Financial Officer	15,000(5)	—		$5.6200	06/14/2014	—	—
	12,000(3)	3,000	(3)	$13.0800	06/13/2016	—	—
						—	—
Howard M. Lorber Executive Chairman of the Board	20,000(3)	5,000	(3)	$13.0800	06/13/2016	—	—

Wayne Norbitz President and Chief Operating Officer	30,000(5)	—		$5.6200	06/14/2014	—	—
	20,000(3)	5,000	(3)	$13.0800	06/13/2016	—	—

Donald L. Perlyn Executive Vice President	20,000(5)	—		$5.6200	06/14/2014	—	—
	16,000(3)	4,000	(3)	$13.0800	06/13/2016	—	—

(1)	The expiration date of all option awards is either five or ten years from the date of their respective grants.
(2)	The options vested in three equal annual installments commencing on October 19, 2004.
(3)	The options vest(ed) in five equal annual installments commencing on June 13, 2007.
(4)	The options vest(ed) in four equal annual installments commencing on September 17, 2008.
(5)	The options vested in three equal annual installments commencing on June 14, 2005.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2010

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric Gatoff Chief Executive Officer	—	—	—	—

Ronald G. DeVos Vice President – Finance and Chief Financial Officer	—	—	—	—

Howard M. Lorber Executive Chairman of the Board	250,000	$2,779,050	—	—

Wayne Norbitz President and Chief Operating Officer	—	—	—	—

Donald L. Perlyn Executive Vice President	167,588	$1,664,278	—	—

(1)	The amounts set forth in this column represent the aggregate value realized during the fiscal year, which is determined by subtracting the exercise price of the options referenced in the column immediately to the left of this column from the closing price(s) of Nathan’s common stock on the date(s) of exercise of each particular option(s) and then multiplying that result by the number of shares received upon exercise(s).

NONQUALIFIED DEFERRED COMPENSATION

Neither the Company nor any Named Officer made any contribution, distribution or withdrawal as relates to the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

Severance Provisions of Employment Agreements and Estimation of Benefits

The employment agreements with each of Messrs. Gatoff, Lorber, Norbitz and Perlyn provide that on the termination of his agreement, the Named Officer is entitled to certain payments, as follow:

Eric Gatoff

•	Termination by the Company without Cause (as defined in the Agreement): salary for the remainder of the contract term
•	Termination by the Company for Cause (as defined in the Agreement): salary, reimbursable expenses and benefits through the date of termination
•	Death: salary and bonus for balance of contract term with bonus being equal to the minimum bonus of 50% of his base compensation in the event of such a termination during the initial two-year term and the amount of bonus paid or payable for the preceding fiscal year in the event of such termination during any renewal term, reimbursable expenses and benefits through the end of the term
•	Disability: salary and bonus for balance of contract term with bonus being equal to the minimum bonus of 50% of his base compensation in the event of such a termination during the initial two-year term and the amount of bonus paid or payable for the preceding fiscal year in the event of such termination during any renewal term

•	Change-in-control: one-year option to terminate agreement, upon which entitled to lump sum cash payment equal to annual salary plus bonus (paid or payable for the most recently-completed fiscal year)

Howard M. Lorber

•	In the event of any termination (other than for Cause (as defined in the agreement) in which case Mr. Lorber is entitled to only the benefits described for such termination), Mr. Lorber is entitled to receive, in addition to the other benefits specified below, if any: salary through the date of termination, unused vacation from prior years, annual bonus for the current fiscal year prorated through the date of termination, any bonus previously awarded but not yet paid, any deferred compensation, other benefits that have vested through the date of termination
•	Termination by the Company without Cause or by Mr. Lorber for Good Reason (as defined in the agreement): salary and bonus for the remainder of the contract term, which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination, continued participation in benefit plans and perquisites until the end of the term
•	Termination by the Company for Cause: salary through the date of termination, unused vacation and any bonus previously awarded but not yet paid
•	Death or disability: annual salary and annual bonuses for a three-year period, which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination
•	Due to expiration of the agreement or, if earlier, upon termination (i) by mutual agreement, (ii) by Retirement (as defined in the agreement), or (iii) due to a Change in Control, Mr. Lorber becomes a consultant to the Company for a three-year term, during which he will receive compensation of $200,000 per year
•	Change-in-control: one-year option to terminate employment agreement, upon which entitled to lump sum cash payment equal to the greater of (A) his annual salary and annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year), which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination; or (B) 2.99 times his annual salary and annual bonus for the fiscal year immediately preceding the fiscal year of termination, as well as a lump sum cash payment equal to the difference between the exercise price of any exercisable options having an exercise price of less than the then current market price of our common stock and such then current market price, continued participation in benefit plans and perquisites until the end of the term and a tax gross-up payment to cover any excise tax due

Wayne Norbitz

•	Termination without Cause (as defined in the agreement): annual salary and benefits for a six-month period following delivery of the termination notice plus payment of an amount equal to his annual base salary as then in effect
•	Notice of non-extension of employment agreement: annual salary and benefits for a six-month period following delivery of the termination notice plus payment of an amount equal to his annual base salary as then in effect
•	Death: salary and benefits through the end of the calendar month in which the death occurred
•	Disability: salary through the date of termination
•	Change-in-control: right, exercisable for a six-month period, to terminate the agreement and receive an amount equal to three times his annual base compensation during the most recent fiscal year, less $100

Donald L. Perlyn

•	Termination by the Company without cause or by Mr. Perlyn for Good Reason (as defined in the agreement): payment of an amount equal to three times his annual base salary as in effect at the time of his termination plus the cost of COBRA coverage for Mr. Perlyn and his dependents for the maximum period permitted under federal law
•	Resignation by Mr. Perlyn without Good Reason, termination by the Company for Cause (as defined in the agreement): salary, accrued vacation and benefits through the date of termination
•	Disability: salary, accrued vacation and benefits through the date of termination, monthly payments of salary for a one-year period plus the cost of COBRA coverage for Mr. Perlyn and his dependents for the maximum period permitted under federal law
•	Death: salary, accrued vacation and benefits through the date of termination
•	Notice of non-extension of employment agreement: payment of an amount equal to his annual base salary as then in effect plus the cost of COBRA coverage for Mr. Perlyn and his dependents for the maximum period permitted under federal law
•	Change-in-control: the right, exercisable for a thirty-day period, to terminate the agreement and receive an amount equal to three times his annual base salary, together with a pro-rata portion of his bonus through the date of the change in control

Estimation of Benefits

The following tables were prepared as though each Named Officer’s employment was terminated on March 26, 2010 (the last business day of fiscal 2010). The amounts under the columns which reflect a Change in Control assume that a change in control occurred on March 26, 2010. However, the executives’ employment was not terminated on March 26, 2010 and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Stock options that become vested due to a change in control are valued based on their “spread” (i.e., the difference between the stock’s fair market value and the exercise price).

Eric Gatoff

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination upon a Change in Control
Cash Severance*	$181,731	$431,731	$431,731	$12,981	$462,981
Value of Accelerated Unvested Equity	—	—	—	—	$304,300
Benefits Continuation	—	$23,350	—	—	—

*	Includes accrued vacation pay of $12,981 as of March 28, 2010.

Howard Lorber

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination upon a Change in Control
Cash Severance	$1,700,000	$1,200,000	$1,200,000	$1,100,000	$1,796,000
Value of Accelerated Unvested Equity	—	—	—	—	$54,250
Benefits Continuation	$43,324	$47,262	$47,262	$43,324	$90,586

Wayne Norbitz

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Non renewal of contract by the Company	Termination upon a Change in Control
Cash Severance*	$455,337	$46,275	$22,212	$455,337	$888,362
Value of Accelerated Unvested Equity	—	—	—	—	$343,150
Benefits Continuation	$23,836	$3,973	—	—	—

*	Includes accrued vacation pay of $22,212 as of March 28, 2010.

Donald Perlyn

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Non renewal of contract by the Company	Termination upon a Change in Control
Cash Severance*	$630,805	$805	$210,805	$265,805	$670,805
Value of Accelerated Unvested Equity	—	—	—	—	$236,000
Benefits Continuation	$15,391	—	$15,391	$15,391	—

*	Includes accrued vacation pay of $805 as of March 28, 2010.

Ronald DeVos

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination upon a Change in Control
Cash Severance*	$17,527	$17,527	$17,527	$17,527	$17,527
Value of Accelerated Unvested Equity	—	—	—	—	$177,000
Benefits Continuation	—	—	—	—	—

*	Consists of accrued vacation pay as of March 28, 2010.

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. As discussed above in the Compensation Discussion and Analysis, our Compensation Committee reviewed our policies and practices for executive officers. The Compensation Discussion and Analysis further identifies the features of our executive compensation program that are designed to mitigate the potential for inappropriate or excessive risk-taking by executive officers. Management also provided an assessment to the Compensation Committee regarding our compensation policies and practices for employees other than our executive officers and noted several features of our compensation program for employees that reduce the likelihood of excessive risk-taking: pay is structured to include both fixed (salary) and variable compensation (bonus and equity), with a primary emphasis on fixed compensation; any increases to base salary are typically related to cost-of-living adjustments; only a small number of employees receive bonuses and, with the exception of two executive officers and two senior employees, such bonuses are not a significant component of an employee’s total compensation; long-term incentives are granted as equity that vests over multiple years; and the existence of our corporate-wide ethics and compliance program.

Equity Plan Information

The following table sets forth information regarding our equity compensation plans as of March 28, 2010:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options and Warrants (a)	Weighted- Average Exercise Price of Outstanding Options and Warrants (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a) (c)
Equity compensation plans approved by security holders	534,750	$10.31	171,000
Equity compensation plans not approved by security holders	—	—	—
Total	534,750	$10.31	171,000

The following table sets forth information regarding our equity plans as of March 28, 2010:

Name of Plan	Shares Issuable for Exercisable Options	Average Exercise Prices of Outstanding Options	Shares Available for Grant
1992 Stock Option Plan (expired December 2002)	43,250	$3.2225	—
2001 Stock Option Plan	244,000	$10.2947	168,500
2002 Stock Incentive Plan	247,500	$11.5729	2,500

Non-Employee Director Compensation

Directors who are not our employees receive an annual fee of $12,500 and a fee of $750 for each Board of Directors or committee meeting attended. In addition, members of committees of the Board of Directors also receive an annual fee of $1,000 for each committee on which they serve.

2010 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert J. Eide	$28,750	—	—	—	—	$28,750
Brian S. Genson	$28,750	—	—	—	—	$28,750
Barry Leistner	$25,000	—	—	—	—	$25,000
A.F. Petrocelli	$20,000	—	—	—	—	$20,000
Charles Raich	$19,250	—	—	—	—	$19,250

(1)	The table below shows the aggregate number of outstanding stock options, both vested and unvested, for each of the non-employee directors as of March 28, 2010.

Name	Outstanding Stock Options
Robert J. Eide	25,000
Brian S. Genson	52,500
Barry Leistner	25,000
A.F. Petrocelli	45,000
Charles Raich	25,000

FINANCIAL STATEMENTS

A copy of our Annual Report of Stockholders for the fiscal year ended March 28, 2010, has been provided to all stockholders as of July 23, 2010. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

MISCELLANEOUS INFORMATION

Cost of Solicitation

The cost of soliciting proxies in the accompanying form, which we estimate to be $35,000, will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

Deadline for Submission of Stockholder Proposals for the 2011 Annual Meeting

Proposals of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than March 25, 2011, to be included in the proxy statement for that meeting.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the Company at our principal offices not later than 60 days and not earlier than 90 days prior to the first anniversary date for the previous year’s annual meeting of stockholders unless the date of the annual meeting is more than 30 days before or 60 days after the anniversary date. In such event, a stockholder’s notice will be timely if it is delivered no earlier than 90 days prior to the meeting and not later than the close of business on the later of (i) the 60th day prior to the meeting or (ii) the 10th day following the day on which Nathan’s publicly announces the date of the meeting. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Pursuant to our by-laws, if notice of any stockholder proposal is received before June 16, 2011, or after July 18, 2011, then the notice will be considered untimely and we are not required to present such proposal at the 2011 Annual Meeting. Additionally, if the Board of Directors chooses to present a proposal submitted after July 18, 2011, at the 2011 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2011 Annual Meeting may exercise discretionary voting power with respect to such proposal.

We will provide without charge to any stockholder, as of the record date, copies of our Annual Report on Form 10-K, upon written request delivered to Ronald G. DeVos, Secretary, at the Company’s offices at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753.

By Order of the Board of Directors,

Ronald G. DeVos
Secretary

July 23, 2010
Jericho, New York

Exhibit A

NATHAN’S FAMOUS, INC.
2010 STOCK INCENTIVE PLAN

ARTICLE I
PURPOSES

Nathan’s Famous, Inc. hereby adopts and establishes the Nathan’s Famous, Inc. (the “Company”) 2010 Stock Incentive Plan (the “Plan”) to attract and retain highly skilled individuals as Employees of, and Consultants to, the Company and its Affiliates and as Directors of the Company, to provide additional incentive to the Employees of and Consultants to the Company to provide services to the Company and/or its Affiliates and to encourage the continued service of the Directors on the Board of Directors of the Company. The Plan is intended to comply with Section 409A (as defined below), and to supplement any existing stock option or incentive plan of the Company.

ARTICLE II
DEFINITIONS

The capitalized terms used in this Plan have the meanings set forth below, or as otherwise defined herein. Except when otherwise indicated by the context, reference to the masculine gender shall include the feminine gender and any term used in the singular shall also include the plural.

(a) “Affiliate” means (i) any Subsidiary of the Company, (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company and (iii) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Committee.

(b) “Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(c) “Award” means any Option, award of Restricted Stock or Restricted Stock Units or Other Stock-Based Award granted under the Plan.

(d) “Board” or “Board of Directors” means the Board of Directors of the Company.

(e) “Change in Control” means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

(i)	a change in control as such term is presently defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended; or
(ii)	if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any “person” who on the date of this Agreement is a director or officer of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the voting power of the Company’s then outstanding securities; or
(iii)	if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of such Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as applicable, within the meaning of Treasury Regulation §1.409A-3(i)(5).

(f) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

(g) “Committee” means the Compensation Committee of the Board.

(h) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the sale of the Company’s securities to such person.

(i) “Disability” means the disability of a Participant (i) such that the Participant is considered disabled under any long term disability plan of the Company, or otherwise (ii) as determined by the Board.

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Employee” means any person, including executive officers, employed by the Company or any Subsidiary of the Company. The payment of a Director’s fee or consulting fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should be considered an Employee.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of Stock determined as follows:

(i)	If the Stock is listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a Share shall be the closing sale price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or, if more than one, on the exchange with the greatest volume of trading in the Company’s Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)	If the Stock is quoted on Nasdaq (but not on the National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high and low asked prices for the Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or;
(iii)	In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

(n) “Option” means a stock option to purchase Shares granted under Article VI.

(o) “Other Stock-Based Award” means any right granted under Article VIII.

(p) “Participant” means an Employee, Director or Consultant to whom an Award has been made.

(q) “Person” means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(r) “Plan” means this 2010 Stock Incentive Plan, as amended and in effect from time to time.

(s) “Prior Plans” means the following equity plans (i) the Nathan’s Famous, Inc. 2001 Stock Option Plan, as amended, and (ii) the Nathan’s Famous, Inc. 2002 Stock Incentive Plan.

(t) “Restricted Stock” means any Share underlying an Award granted under Article VII.

(u) “Restricted Stock Unit” means a contractual right underlying an Award granted under Article VII that is denominated in Shares, which Unit represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Agreement.

(v) “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

(w) “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment by, directorship with, or provision of consulting services to the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) or change in circumstances that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1), (2) and (3) of the Code and Treas. Reg. §1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. §1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

(x) “Share” means a share of Stock.

(y) “Stock” means the common stock, $.01 par value per share (as such par value may be adjusted from time to time), of the Company.

(z) “Subsidiary” means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the Board, or other governing group having functions similar to a board of directors, as determined by the Board.

(aa) “Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee, acquire the right to receive cash and/or Shares issuable in satisfaction of an Award.

ARTICLE III
ADMINISTRATION

The authority to control and manage the operation and administration of the Plan shall be vested in the Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(a) The Committee shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards and, subject to the terms of the Plan, to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the Participant’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b) Subject to Section 11(b) of the Plan, the Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended.

(c) Subject to Section 11(b) of the Plan, the Committee shall have the authority to interpret the Plan and any Award or Agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with the Plan), and to make all other determinations necessary or advisable for the administration of the Plan.

(d) The Committee shall determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically, or at the election of the holder thereof, or by the Committee.

(e) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive.

(f) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing or email filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

(g) Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members. The Committee may revoke any such allocation or delegation at any time.

(h) The Company and any Affiliate shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and any Affiliate shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefit under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(i) To the fullest extent permitted by law, each member and former member of the Committee and each person to whom the Board or the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

ARTICLE IV
SHARES AVAILABLE FOR AWARDS

(a) Subject to adjustment as provided in Section 4(e), the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 150,000, plus any shares that have been authorized but not issued pursuant to prior plans of the Company as of July 19, 2010 up to a maximum of an additional 171,000 Shares, plus any shares subject to any outstanding options or restricted stock grants under any plan of the Company that were outstanding as of July 19, 2010 and that subsequently expire unexercised, or are otherwise forfeited, up to a maximum of an additional 100,000 Shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(e), no Participant may receive Awards of Options or stock appreciation rights under this Plan in any calendar year that relate to more than 50,000 Shares or other Awards in any calendar year that relate to more than 25,000 Shares.

(b) Any Shares subject to Options or stock appreciation rights shall be counted against the numerical limits of this Article IV as one share for every share subject thereto. Any Awards other than Options or stock appreciation rights shall be counted against the numerical limits of this Article IV as 3.2 shares for every one share subject thereto. To the extent that a Share that was subject to an Award that counted as 3.2 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under paragraph (d) of this Article IV, the Plan shall be credited with 3.2 Shares.

(c) Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of shares of Stock that shall be sufficient to satisfy the requirements of the Plan.

(d) If any Shares covered by an Award or to which such an Award relates, terminate, lapse or are forfeited or cancelled, or such an Award is otherwise settled without the delivery of the full number of Shares underlying the Award, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become available for issuance under the Plan; provided, however, that Shares (i) delivered in payment of the exercise price of an Option, (ii) not issued upon the net settlement or net exercise of stock appreciation rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to an Award, shall not become available again for issuance under this Plan.

(e) In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares the Committee shall make such provision as it shall consider appropriate for (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including without limitation the individual limit set forth in Section 4(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award shall always be a whole number. The determination of the Committee shall be conclusive; provided, further, with respect to any Award subject to Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Award to fail to comply with Section 409A.

(f) Following the Effective Date, (i) no additional stock awards shall be granted under the Prior Plans and (ii) all outstanding stock awards previously granted under the Prior Plans shall remain subject to the terms of the Prior Plans; provided, however, that after July 19, 2010 any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares or are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than an option or stock appreciation right (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder in accordance with the provisions of this Article IV. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

ARTICLE V
ELIGIBILITY

All Employees, Consultants and Directors are eligible to participate in this Plan and receive Awards hereunder.

ARTICLE VI
OPTIONS

The Committee is hereby authorized to grant Awards of Options to Participants.

(a) Unless otherwise provided by the Committee at the time of the grant of an Award, and not inconsistent with the provisions of the Plan and subject to Section 11(b) of the Plan, the terms of each Option shall be as follows:

(i)	Each Option shall terminate, if not previously exercised or otherwise terminated, on a date five (5) years after the date of grant.
(ii)	Each Option shall be exercisable only while (x) the Employee is employed by or providing services to the Company or an Affiliate, (y) the Director remains a Director of the Company, or (z) while the Consultant is providing consulting services to the Company or an Affiliate, except as set forth in Articles IX and XII hereof.
(iii)	The exercise price per Share of each Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b) Any Option granted hereunder shall be exercisable at such times as are set forth in Section 6(a) above. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 6(c) below. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the optionee as soon as practicable after exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section (4)(e) of the Plan. Except as otherwise provided in Article IV, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(c) The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of (i) cash, (ii) check, (iii) other shares of the Company’s Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, which tendered shares have been held for a period of six months or more, or (iv) consideration received by the Company under any broker-assisted cashless exercise program implemented by the Company in connection with the Plan.

(d) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

ARTICLE VII
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

The Committee is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Participants.

(a) The Awards granted under this Article VII shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units relate exclusively to the passage of time and continued service as a Director, Employee or Consultant, the last vesting date of all or a portion of such Award shall occur no less than 36 months following the date of such Award, except that the foregoing restriction shall not apply to such Awards if they are issued in connection with the exercise of an Option or other Award hereunder.

(b) Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

ARTICLE VIII
OTHER STOCK-BASED AWARDS

The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Rights to dividends and dividend equivalents may not attach to Options or stock appreciations rights. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Notwithstanding the foregoing, the term of a stock appreciation right shall not exceed five (5) years, and the exercise price for a stock appreciation right shall not be less than the Fair Market Value of a Share on the date of grant of such stock appreciation right. Shares or other securities delivered pursuant to a purchase right granted under this Article VIII shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

ARTICLE IX
TERMINATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTING ARRANGEMENT

Except as otherwise provided in an applicable Agreement or determined by the Committee and to the extent not inconsistent with Section 13(k) hereof, in case of termination of employment, directorship or provision of consulting services, the following provisions shall apply:

(a) Termination of Status.  If an Employee ceases to provide services as an Employee, Consultant or Director, if a Director ceases to serve as a Director or provide services as an Employee or Consultant or if a Consultant ceases to provide consulting services, such Person may, but only within three (3) months after the date he/she ceases to provide such services, exercise any Option to the extent that he/she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that the Participant was not entitled to exercise an Option at the date of such termination, or if he/she does not exercise such Option (which he/she was entitled to exercise) within the time specified herein, the Option shall terminate. All other Awards shall be payable in accordance with their terms.

(b) Disability of a Participant.  Notwithstanding the provisions of Section 9(a) above, in the event a Participant is unable to continue his/her service as an Employee, Director or Consultant as a result of Disability, he/she may, but only within twelve (12) months from the date of termination, exercise any Option to the extent he/she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that he/she was not entitled to exercise the Option at the date of termination, or if he/she does not exercise such Option (which he/she was entitled to exercise) within the time specified herein, the Option shall terminate. All other Awards shall be payable in accordance with their terms.

(c) Death of Participant.  In the event of the death of a Participant during the term of an Option, the Option shall be exercisable to the extent it was exercisable at the date of termination, at any time within twelve (12) months following the date of death, by the Participant’s Successor. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. All other Awards shall be payable in accordance with their terms.

ARTICLE X
DURATION

The Plan shall be effective as of July 19, 2010, subject to its approval by the stockholders of the Company. No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

ARTICLE XI
AMENDMENT, MODIFICATION AND TERMINATION

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (x) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (y) if the proposed amendment will increase the number of Shares that may be issued under the Plan, modify the requirements for participation in the Plan, or increase benefits that have already accrued to Participants under the Plan or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Board may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, (i) the Board may at any time (without the consent of any Participant) modify or amend any or all of the provisions of the Plan or an Award to the extent necessary to conform the provisions of the Plan or an Award to comply with Section 409A, the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of the Award shall adversely affect the rights of a Participant, and (ii) except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or stock appreciation rights or cancel outstanding Options or stock appreciation rights in exchange for cash, other Awards, Options or stock appreciation rights with an exercise price that is less than the exercise price of the original Award, without stockholder approval.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan. Notwithstanding the foregoing, the Committee may not change the vesting schedule of previously-granted Awards without shareholder approval.

(c) With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participant in order to conform such terms with the provisions of local law; provided that such amendment or other modification shall not increase the total number of Shares reserved for purposes of the Plan without the approval of the shareholders of the Company.

(d) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) To the extent not inconsistent with Section 13(k) hereof, in connection with an event described in Article XII or in Section 4(e), the Committee may, in its discretion (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefor, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion and to the extent applicable, must comply with Section 409A.

ARTICLE XII
CHANGE IN CONTROL, LIQUIDATION, MERGER OR ASSET SALE

(a) In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Awards may be assumed or equivalent awards may be substituted by the successor corporation or a parent or subsidiary thereof (the “Successor Corporation”). If an Award is assumed or substituted for, the Award or equivalent award shall continue to be exercisable and/or payable as provided in the original terms thereof for so long as the Participant serves as an Employee, Director or Consultant or an employee, director or consultant of the Successor Corporation. Following such assumption or substitution, if the Participant’s status as an Employee, Director or Consultant or employee, director or consultant of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation, all Awards shall become immediately and fully exercisable and payable. Thereafter, the Award shall remain exercisable and/or payable in accordance with the terms of this Plan. If the Successor Corporation does not assume an outstanding Award or substitute for it an equivalent award, all Awards shall become immediately and fully exercisable and payable. In such event with respect to Options, the Board shall notify the Participant that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice, and upon the expiration of such period, the Option shall terminate.

For the purposes of this Section 12(a), an Award shall be considered assumed if, following the merger or sale of assets, the new Award confers the right to purchase or receive consideration, for each Share or right subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

(b) In the event of a Change in Control, at the option of the Board, (i) all Awards outstanding on the date of such Change in Control shall become immediately and fully exercisable and payable, and (ii) a Participant will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the Shares subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

(c) In the event of a proposed dissolution or liquidation of the Company, all Awards shall become fully vested, exercisable and payable. To the extent an Option remains unexercised at the time of the dissolution or liquidation, the Option shall terminate.

ARTICLE XIII
MISCELLANEOUS

(a) Nothing in the Plan or in any Agreement shall confer upon any Participant the right to continue in the service or employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or provision of service of the Participant with or without cause.

(b) The Company shall have a right to withhold from any payment of cash or Stock to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and Federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any Taxes before issuing any Stock pursuant to the Award. The Committee may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of Shares delivered to such individual, or allow the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

(c) Awards received by a Participant under this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement, or unless the Board so determines.

(d) Subject to the provisions of the Plan, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution, provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant, (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative, and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(f) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Agreement. Except as may be required by law, neither the Company nor any member or former member of the Board, nor any other person participating (including participation pursuant to a delegation of authority hereunder) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.

(g) No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements, including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at such time be listed.

(h) To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware and construed accordingly.

(i) In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) No fractional shares shall be issued or delivered pursuant to this Plan or any Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Notwithstanding any provision of the Plan or an Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(i)	For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when it is anticipated that the level of bona fide services performed permanently will decrease to a level less than twenty percent (20%) of the average level of bona fide services performed by the Participant during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.
(ii)	The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Awards to the extent it would result in a violation of Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).
(iii)	The grant of Options and stock appreciation rights shall be granted under terms and conditions consistent with Treas. Reg. §1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted with respect to Stock of the Company and any Subsidiary and Affiliate in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. §1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.
(iv)	In no event shall any member of the Committee or the Company have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

(l) Any Award granted hereunder is intended to be not subject to the limitations under Code Section 162(m).

This Nathan’s Famous, Inc. 2010 Stock Incentive Plan is effective this 19th day of July, 2010.

0

NATHAN'S FAMOUS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Howard M. Lorber and Eric Gatoff, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in NATHAN'S FAMOUS, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held September 14, 2010 and any adjournments thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

NATHAN'S FAMOUS, INC.

September 14, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at http://phx.corporate-ir.net/phoenix.zhtml?c=113414&p=proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20933000000000000000 0 091410

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. Election of the following nominees, as set forth in the proxy statement:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Robert J. Eide
- ○ Eric Gatoff
- ○ Brian S. Genson
- ○ Barry Leistner
- ○ Howard M. Lorber
- ○ Wayne Norbitz
- ○ Donald L. Perlyn
- ○ A.F. Petrocelli
- ○ Charles Raich

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Adoption of the 2010 Stock Incentive Plan.	☐	☐	☐
3. Ratification of the appointment of Grant Thornton LLP as auditors for fiscal 2011.	☐	☐	☐

4. Upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES DESCRIBED ABOVE.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.